UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

MEDIFAST, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-31573	13-3714405
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

3600 Crondall Lane, Owings Mills, Maryland, 21117

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410)-581-8042

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 5, 2014, Medifast, Inc. (the “Company”) issued a press release announcing the implementation of the next phase of the Company’s previously disclosed strategy to exit the corporate center model. The Company announced the plan by a subsidiary to close 34 corporate-owned Medifast Weight Control Centers by December 31, 2014. The Company also announced that in addition to the closures, its subsidiary entered into agreements to sell the assets of 17 corporate-owned Medifast Weight Control Centers to existing business partners, which would then be transitioned to the franchise model. Exiting the corporate Center model is consistent with the Company’s long-term strategy and will allow the Company to focus on optimizing the performance of current and future franchise partners. For 2014, corporate-owned Medifast Weight Control Centers have estimated revenues of $22.0 million with estimated pre-tax losses in the range of $5.0 million to $6.0 million prior to restructuring charges.

The Company expects to reduce total Company headcount by approximately 25%. Clients impacted by the closures will have several options to continue their weight loss programs with the Company.

In the fourth quarter of 2014, the Company expects to take a pre-tax charge associated with discontinued operations of approximately $9.4 million or $0.48 per diluted share. This charge includes $1.6 million in marketing support for centers transitioning to franchise, $0.6 million for one-time termination benefits, $4.3 million for contractual costs that will continue to be incurred for the Company’s operating leases, $2.0 million for impaired assets and $0.9 million in other facility related closure costs. Of the estimated $9.4 million charge, approximately $7.4 million is anticipated to be paid in cash.

The Company now expects full year 2014 revenues of $307.0 million to $308.0 million. The Company maintains EPS guidance in the range of $1.80 to $1.83 per diluted share. EPS guidance excludes $2.1 million or $0.10 per diluted share for extraordinary legal and advisory expenses incurred in the third and fourth quarters of 2014, $2.0 million or $0.10 per diluted share of anticipated expenses associated with the Franchisee loan default previously disclosed and the $9.4 million or $0.48 per diluted share relating to the expenses covering the above.

A copy of the Press Release is filed as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 2.06	Material Impairments.

The disclosures set forth above in Item 2.05 are also responsive to Item 2.06 and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

The disclosures set forth above in Item 2.05 are also responsive to Item 7.01 and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated December 5, 2014

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

	By:	/s/ Timothy Robinson
Timothy Robinson Chief Financial Officer

Dated: December 11, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 5, 2014